Exhibit 99.1

Lime Energy Raises $10 Million to Fund Growth

Company plans continued development of innovative products and services.

December 30, 2014: Huntersville, NC: Lime Energy Co. (NASDAQ: LIME), a leading provider of energy services to utilities and their commercial customers, announced today that the company has completed a capital raise for $10 million in gross proceeds before offering expenses. The funding comes from Bison Capital, a highly regarded private equity firm with a track record of helping innovative, growth-oriented companies like Lime Energy realize their potential.

“Energy efficiency program services are in high demand as the utility industry reinvents itself to meet the challenges of a new era,” said CEO Adam Procell.  “Lime Energy’s groundbreaking solutions are leading the transformation of energy services for businesses and this infusion will help to ensure that we take advantage of the growth opportunities presented by the market.”

Seven of the nation’s leading electric and natural gas utilities are already using Lime Energy to provide a wide range of B2B energy services for their customers.  Through these utility energy efficiency programs, Lime develops and implements thousands of projects that make businesses more energy efficient, upgrade building infrastructure and result in millions of dollars of energy cost savings every year.  Unlike traditional service providers, Lime is able to provide utilities with a complete solution of program management, marketing, engineering, sales and construction management.   This fully integrated model results in higher participation rates, more reliable energy use reductions and greater customer satisfaction.

“As utilities seek to expand their customer relationships beyond the meter, Lime Energy is bringing together rapidly advancing building technology, big energy data and low cost digital communication,” said Procell. “We have built a strong technical sales team and equipped them with technology-enabled products and services which reflect our vast experience in developing and building energy efficiency projects on the customer’s side of the meter.”

Andreas Hildebrand and Peter Macdonald of Bison Capital will join the company’s board. “Lime Energy is the leading player in its industry segment and we believe it is uniquely well positioned to benefit from further growth in the energy efficiency market.  Bison Capital is very excited to partner with Adam Procell and the management team at Lime Energy as they pursue their growth strategy.” said Andreas Hildebrand, a Partner at Bison Capital.

About Bison Capital

Bison Capital is a Los Angeles and New York based firm that makes growth capital investments in middle-market companies, public or private, for expansion, acquisitions and balance sheet recapitalizations. The firm’s primary investment focus is partnering with entrepreneurs and management teams seeking capital to grow their businesses.

About Lime Energy Co
Lime Energy is building a new energy future. As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which consistently exceed program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “hope,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward- looking statements. These risks include those described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated here by reference.

# # #

Contacts:

Investor Relations
Alexander Castro
(704) 892-4442
Acastro@lime-energy.com